Exhibit 99.1
F O R   I M M E D I A T E   R E L E A S E
September 8, 2009
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Announces Updated Financial Guidance for Fiscal 2009
Toledo, Ohio, September 8, 2009........Health Care REIT, Inc. (NYSE:HCN) today announced updated financial guidance for fiscal year 2009 as a result of its recent common stock public offering. On September 1, 2009, the company announced that it agreed to sell 8,000,000 shares of its common stock in an underwritten public offering. The company also granted the underwriters a thirty-day option to purchase up to 1,200,000 additional shares to cover over-allotments, if any. On September 4, 2009, the company closed its public offering of 8,000,000 shares of common stock, resulting in net proceeds of approximately $310.3 million, excluding offering expenses. The specific terms of the offering are described in a prospectus supplement, dated September 1, 2009, relating to the offering filed by the company with the Securities and Exchange Commission on September 2, 2009.
Updated 2009 Financial Guidance from August 5, 2009 Press Release. The company expects to report net income available to common stockholders in a range of $1.75 to $1.82 per diluted share, normalized funds from operations in a range of $3.07 to $3.14 per diluted share and normalized funds available for distribution in a range of $2.91 to $2.98 per diluted share. This updated guidance is based on the following items:
•	The final terms of the company’s recent public offering of 8,000,000 shares of common stock, including the assumption that the underwriters fully exercise the option to purchase 1,200,000 additional shares of common stock

•	Issuance of 1,552,600 shares of common stock in August under the company’s equity distribution program resulting in net proceeds of approximately $64.1 million

•	Anticipated repurchase in September of $53.1 million in mortgage notes (at an average rate of 7.4%) that mature through 2011

•	Recognition of debt extinguishment costs associated with the anticipated mortgage repurchase of approximately $5.5 million that will be included in net income but excluded from normalized FFO and FAD guidance

•	Reduction in anticipated incurrence of secured debt in the second half of the year from $300 million to $175 million (at a rate of approximately 6.5%)
The company’s guidance excludes any additional capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibit for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.
Supplemental Reporting Measures. The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses)

from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT. Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of senior housing and health care real estate. The company also provides an extensive array of property management and development services. As of June 30, 2009, the company’s broadly diversified portfolio consisted of 620 properties in 39 states. More information is available on the company’s website at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

HEALTH CARE REIT, INC.
Financial Exhibit
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Prior Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2009		December 31, 2009
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$200,592	$208,342	$199,842	$207,592
Loss (gain) on sales of properties	(27,713)	(27,713)	(27,713)	(27,713)
Depreciation and amortization (1)	170,000	170,000	170,000	170,000

Funds from operations	342,879	350,629	342,129	349,879
Loss (gain) on extinguishment of debt	(1,678)	(1,678)	3,822	3,822
Provision for loan losses	140	140	140	140
Non-recurring G&A expenses (2)	3,909	3,909	3,909	3,909

Funds from operations — normalized	$345,250	$353,000	$350,000	$357,750

Per share data (diluted):
Net income attributable to common stockholders	$1.81	$1.88	$1.75	$1.82
Funds from operations	3.09	3.16	3.00	3.07
Funds from operations — normalized	3.11	3.18	3.07	3.14

FAD Reconciliation:
Net income attributable to common stockholders	$200,592	$208,342	$199,842	$207,592
Loss (gain) on sales of properties	(27,713)	(27,713)	(27,713)	(27,713)
Depreciation and amortization (1)	170,000	170,000	170,000	170,000
Gross straight-line rental income	(18,000)	(18,000)	(18,000)	(18,000)
Prepaid/straight-line rent receipts	15,144	15,144	15,144	15,144
Amortization related to above/(below) market leases, net	(1,300)	(1,300)	(1,300)	(1,300)
Non-cash interest expense	11,700	11,700	11,550	11,550
Cap-ex, tenant improvements, lease commissions	(10,000)	(10,000)	(10,000)	(10,000)

Funds available for distribution	340,423	348,173	339,523	347,273
Loss (gain) on extinguishment of debt	(1,678)	(1,678)	3,822	3,822
Provision for loan losses	140	140	140	140
Non-recurring G&A expenses (2)	3,909	3,909	3,909	3,909
Prepaid/straight-line rent receipts	(15,144)	(15,144)	(15,144)	(15,144)

Funds available for distribution — normalized	$327,650	$335,400	$332,250	$340,000

Per share data (diluted):
Net income attributable to common stockholders	$1.81	$1.88	$1.75	$1.82
Funds available for distribution	3.07	3.14	2.98	3.05
Funds available for distribution — normalized	2.95	3.02	2.91	2.98

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Expenses recognized in connection with the departure of Raymond Braun.